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                                                                    Exhibit 10.6

           AMENDMENT NO. 1 TO EMPLOYMENT CONTRACT FOR SHUKI Y. LEVY

THIS AMENDMENT NO. 1 TO EMPLOYMENT CONTRACT FOR SHUKI Y. LEVY (the "Amendment") is made and entered into by and between Fox Family Worldwide, Inc. ("we," "us," or "Company") and Shuki Y. Levy ("you" or "your") effective June 19, 2000. This Amendment is entered into with reference to that certain undated Employment Contract (the "Contract") between you and us the Initial Term under which began on September 1, 1999 and continues through May 31, 2002. You and we agree as follows:

     1. Amendment. Section 3(d)(3) of the Contract is amended to read in full as follows:

          "(3) Exercisability of Option.  During your lifetime, the Option may
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          be exercised only by you and may not be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise) other than by will or the applicable laws of descent or distribution, except that
                                                                     ------
          you may grant a security interest in, pledge and hypothecate the Option in favor of Haim Saban for the purpose of securing your obligations to Haim Saban under that certain Reimbursement and Indemnity Agreement proposed to be entered into by you in favor of Haim Saban dated effective as of April 7, 2000, as such agreement may be amended, amended and restated, substituted and/or replaced from time to, and that you may transfer the Option, to the extent of granting such security interest, pledge and hypothecation, and to the extent of any exercise by Haim Saban or his successors and assigns of any remedies pursuant to such security interest, pledge and hypothecation, and upon any transfer by reason of any such exercise by Haim Saban or his successors and assigns of any such remedies, the transferee may exercise the Option on the terms set forth herein for your exercise of the Option. If you die, subject to any transfer permitted under the immediately preceding sentence, the Option shall be exercisable by your executors, personal representatives, legatees or distributes, as applicable."

     2. Contract Remains in Force. The Contract, as amended by this Amendment, shall remain in full force and effect.

     3. Defined Terms. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Contract.
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IN WITNESS WHEREOF, you and we have entered into this Amendment effective as of the date first above written.


                                         FOX FAMILY WORLDWIDE

Dated:  6/19/00                          By: /s/ Mel Woods
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                                            Name:  MEL WOODS
                                                 -------------------------------

                                            Title: President and COO
                                                  ------------------------------


                                         SHUKI LEVY

Dated:  6/21/00                             /s/ Shuki Levy
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